Exhibit 10.6

AGREEMENT OF LEASE

BETWEEN

ROBEAR WEST TRENTON ASSOCIATES, L.P.

AS LANDLORD

AND

ROLLER BEARING COMPANY OF AMERICA, INC.

AS TENANT

LEASE

LEASE made this 10 day of February, 1999 by and between ROBEAR WEST TRENTON ASSOCIATES, L.P., a Pennsylvania limited partnership (hereinafter called “Landlord”), and ROLLER BEARING COMPANY OF AMERICA, INC. a Delaware corporation (hereinafter called “Tenant”).

FUNDAMENTAL LEASE PROVISIONS

1.                                      “Term”: ten (10) years commencing on the Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Commencement Date (the “Expiration Date”).

2.                                      “Demised Premises”: 93,015 rentable square feet (“Tenant’s GLA”), comprised of 79,108 square feet of industrial space and 13,907 square feet of office space, in the building located at the corner of Silvia Street and Sullivan Way (the “Building”), located in the Township of Ewing, County of Mercer, State of New Jersey, which Demised Premises are shown cross-hatched on the Plan attached hereto as Exhibit “A” (the “Site Plan”). The Building and the land on which the Building is located are hereinafter referred to as the “Property”. The square footage of the Demised Premises shall, for all purposes under this Lease, be deemed to be the square footage set forth above, subject to adjustment in accordance with Section 37 of this Lease.

3.                                      “Landlord’s GLA”: the rentable square footage of the Building, which is currently 156,192 square feet. The rentable square footage of the Building shall, for all purposes under this Lease, be deemed to be the square footage set forth above.

4.                                      “Tenant’s Fraction”: Currently 59.55%, which is Tenant’s GLA divided by Landlord’s GLA. Tenant’s Fraction shall be reduced proportionately upon Landlord’s recapture of the First Recapture Space and the Second Recapture Space (each, as hereinafter defined) in accordance with Section 37 of the Lease.

5.                                      “Expense Stop”: N/A

6.                                      “Commencement Date”: the date that Landlord acquires fee simple title to the Property, which is currently estimated to be February          , 1999. Upon determination of the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit “D.”

7.                                      “Notice Addresses”:

Landlord:                                             c/o Preferred Real Estate Investments, Inc.

555 North Lane

Suite 6101

Conshohocken, PA 19428

Attention: Michael G. O’Neill

Tenant:                                                       Roller Bearing Company of America, Inc.

Sullivan Way, P. O. Box 77430

West Trenton, NJ 08628

Attn: Mr. George Sabochik

With a copy to:

Roller Bearing Company of America, Inc.

60 Round Hill Road

PO Box 430

Fairfield, CT 06430-0430

Attn: Mr. Michael Gostomski

8.                                      “Tenant’s Contact”: N/A

9.                                      “Permitted Use”: Manufacturing, including the manufacturing of roller bearings and other similar products, together with general office use and other uses incidental thereto and no other use.

10.                               “Annual Base Rent”:

Year/Period	Annual rent	Monthly Installment	Rent/Sq. Ft.
Lease Years 1-5*	$328,342.95	$27,361.91	$3.53
Lease Years 6-10*	$372,060.00	$31,005.00	$4.00

•                                          Such Annual Base Rents are subject to adjustment in accordance with Section 37 of the Lease.

11.                               “Security Deposit”: NONE.

12.                               “Property Manager”:

Equivest Management, Inc.

215 South Broad Street, Suite 600

Philadelphia, PA 19107

Attn: Phil Rosen

13.                               “Tenant’s Broker”: N/A

List of Exhibits

Exhibit “A”	-	Site Plan
Exhibit “B”	-	(Intentionally Omitted)
Exhibit “B-1”	-	(Intentionally Omitted)
Exhibit “C”	-	Rules and Regulations
Exhibit “D”	-	Commencement Date Agreement

WITNESSETH, THAT:

1.                                      DEMISED PREMISES.   Landlord, for the Term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the Demised Premises.

2.                                      TERM.  Tenant shall use and occupy the Demised Premises for the Term, unless sooner terminated as herein provided. The first lease year of the Term shall commence on the Commencement Date and shall end on (i) the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of the month, or (ii) the last day of the month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month.  Each lease year after the first lease year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding lease year, except that the last lease year shall be the period from the first day of Tenant’s partial lease year occurring at the end of the Term until the Expiration Date.

3.                                      MINIMUM RENT.

(a)                                  During the Term of this Lease, Tenant shall pay to Landlord the Annual Base Rent in the amount set forth in Section 10 of the Fundamental Lease Provisions (subject to adjustment in accordance with Section 37 hereof). Such Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month.

(b)                                 The term “rent” as used in this Lease shall mean the Annual Base Rent, Taxes, Operating Expenses and any other additional rent or other sums payable by Tenant to Landlord under this Lease, all of which shall be deemed rent for purposes of Landlord’s rights and remedies with respect thereto.

(c)                                  The first installment of rent shall be payable on the Commencement Date.  If the Term begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated at the rate of one-thirtieth of the monthly rental for each day of such partial month, and the installment of rent paid on the Commencement Date shall be applied to the rent due for the first full calendar month of the Term hereof. If the Term begins on any day other than the first day of a month, any rent paid by Tenant to General Sullivan Group under the Existing Lease (as hereinafter defined) attributable to the period from the Commencement Date through the last day of the month in which the Commencement Date occurs shall be applied against the first rents payable hereunder

(d)                                 All rent and other sums due to Landlord hereunder shall be payable to Landlord’s Property Manager at the address specified in Section 12 of the Fundamental Lease Provisions, or to such other party or at such other address as Landlord may designate from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

(e)                                  If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord’s rights hereunder.

4.                                      TAXES AND OPERATING COSTS:

(a)                                  Definitions. As used herein, the following terms shall be defined as hereinafter set forth.

(i)                                     “Taxes” shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property or with respect to the ownership thereof. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part for (or in lieu of) any tax which would otherwise be included within the term “Taxes” as defined herein, then the same shall be included in the term “Taxes.”

(ii)                                  (A) ”Operating Expenses” shall mean, except as hereinafter limited, Landlord’s actual out-of-pocket expenses in respect of the operation, maintenance and management of the Property and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers) with respect to those employed by Landlord for rendering service in the normal operation, cleaning, maintenance, repair and replacement of the Property; (2) costs for the operation, maintenance, repair and replacement of the Property, including payments to contractors; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity, which is separately charged by Landlord as herein provided) chargeable to the operation and maintenance of the Property; (4) cost of insurance for the Property including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, environmental, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk; (5) supplies; (6) legal and accounting expenses directly related to the operation and management of the Property; (7) Taxes; (8) reasonable management expense; and (9) all other costs and expenses incurred by or on behalf of Landlord in connection with the repair, replacement, operation, maintenance, securing, insuring and policing the Property.

The term “Operating Expenses” shall not include: (1) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized, except that any capital expenses shall be amortized by Landlord over the useful life of such expense and only the annual amortized portion of such expense together with an interest factor equal to the Prime Rate of interest as published from time to time in The Wall Street Journal plus two percent (2%) shall be included in annual Operating Expenses; (2) any charge for depreciation, interest on encumbrances or ground rents paid or incurred by Landlord; (3) any charge for Landlord’s income tax, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; (4) commissions; (5) costs actually reimbursed by insurance proceeds; (6) cost of excess insurance premiums attributable to the acts of other tenants in the Building; (7) fees and expenses paid to Landlord or an affiliate of Landlord for services to the extent that such fees and expenses are above a reasonably competitive rate; and (8) legal fees incurred in connection with the negotiation and preparation of tenant leases and enforcement of tenant leases.

(B)                                In determining Operating Expenses for any year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been ninety-five percent (95%) throughout such year.

(b)                                 Payment of Operating Expenses.

(i)                                     For and with respect to each calendar year of the Term (including any renewals or extensions thereof), there shall accrue, as additional rent, an amount equal to the product obtained by multiplying Tenant’s Fraction by the amount of the Operating Expenses for such year (appropriately prorated for any partial calendar year included within the beginning and end of the Term).

(ii)                                  Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the Term;

(A)                              A statement (the “Expense Statement”) setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant’s Fraction of the Operating Expenses for the previous calendar year; and

(B)                                A statement of Landlord’s good faith estimate of Operating Expenses, and the amount of Tenant’s Fraction thereof (the “Estimated Share”), for the current calendar year.

(iii)                               Within fifteen (15) days after Tenant receives the Expense Statement, Tenant shall pay to Landlord the difference, if positive, between the Tenant’s Fraction of Operating Expenses for such previous year and the actual payments made by Tenant during such calendar year, or if the actual payments exceed Tenant’s Fraction of Operating Expenses for such previous year, Tenant shall receive a credit against the next payments of Operating Expenses falling due. Unless Tenant shall give notice to Landlord within ninety (90) days after any Expense Statement is furnished that Tenant disputes said statement, specifying in detail the basis for such dispute, each Expense Statement furnished to Tenant by Landlord under this Section shall be conclusively binding upon Tenant as to the Operating Expenses due from Tenant for the period represented thereby; provided, however, that additional amounts due may be required to be paid by any supplemental statement furnished by Landlord, subject to Tenant’s right to contest within the time periods prescribed by this subparagraph. Pending resolution of any dispute, Tenant shall pay the additional rent in accordance with the Expense Statement furnished by Landlord. Tenant shall have the right, within such ninety (90) day period following the delivery of such Expense Statement, to audit and/or review the books and records of Landlord through a reputable certified public accounting firm at Tenant’s sole cost and expense, provided, however, that Landlord may condition such audit or review upon Tenant and such accounting firm signing a confidentiality agreement in form and substance satisfactory to Landlord. Such audit shall be conducted at the office of Landlord’s Property Manager or such other office where the books and records relating to the Building are available during business hours. If, as a result of such audit or review, it is determined that there is an error in any Expense Statement relating to Operating Expenses, the Expense Statement shall be adjusted accordingly and (i) any overpayments by Tenant during the preceding calendar year shall be credited against the next payment(s) of Operating Expenses falling due, and (ii) any deficiency shall be paid by Tenant together with the next payment of Operating Expenses falling due.

(iv)                              Together with the next installment of Base Rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses, the difference between (A) one-twelfth (1/12) of the new Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made less (B) the sum of the Operating

Expenses previously paid to Landlord by Tenant on account of such period, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time.

(v)                                 On the first day of each month up to the time Tenant shall receive a new and statement of Tenant’s Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord on account of Operating Expenses not yet determined as of the expiration of the Term shall be made within twenty (20) days after submission to Tenant of the applicable Expense Statement, subject to Tenant’s right to contest within the time periods prescribed by subparagraph (iii) above.

(c)                                  Notwithstanding anything herein to the contrary, Tenant shall be responsible for 100% of all repair and replacement costs (as opposed to general maintenance) incurred by Landlord with respect to Tenant’s parking area as delineated on Exhibit A-1 attached hereto and made a part hereof.

5.                                      UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES.  Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. Landlord agrees to install a submeter to measure Tenant’s electricity consumption in all or a portion of the Demised Premises. Tenant shall pay for its consumption of electricity (i) based on its metered usage with respect to the portion of the Demised Premises covered by such submeter, and (ii) with respect to the balance of the Demised Premises, based on Tenant’s pro-rata share as determined by Landlord in Landlord’s reasonable judgment.  With respect to utilities other than electric, if a separate meter is installed, Tenant shall pay for the consumption of such utilities based on its metered usage. If no meter is installed, Tenant shall pay a pro-rata share of any utility charges covering the Demised Premises and other areas of the Building, which pro-rata share shall be based on the percentage which the Tenant’s GLA bears to the square footage of the areas of the Building serviced by such utility. Tenant shall pay utility bills within ten (10) days after the receipt. Landlord shall have the right, to be exercised by written notice to Tenant, to direct Tenant to contract directly with the utility provider supplying electricity and/or gas service to the Building, in which event Tenant shall pay all charges therefor directly to the utility provider. Landlord shall at all times have the exclusive right to select the provider or providers of utility service to the Demised Premises and the Property, and Landlord shall have the right of access to the Demised Premises from time to time to install or remove utility facilities.

6.                                      SECURITY DEPOSIT. INTENTIONALLY OMITTED.

7.                                      SERVICES.  Landlord agrees that it shall:

(a)                                  Provide passenger elevator service to the Demised Premises during all days with one (1) elevator subject to call at all times. Notwithstanding the foregoing, no elevator service will be provided if the Building does not have a passenger elevator or if the Demised Premises is located on the first floor of the Building.

(b)                                 Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord; and

(c)                                  Furnish the Demised Premises with electric for heating, hot and chilled water, and air conditioning (which air conditioning shall be with respect to the office portion of the Demised Premises only). Tenant acknowledges that Tenant shall be responsible for supplying and maintaining, at its sole cost and expense, any and all additional heating, ventilating and air conditioning equipment required by Tenant which is not in the Demised Premises as of the date hereof.

(d)                                 Operate, maintain and repair the Building (other than individual tenant spaces) and the roof, structure and common areas thereof, in good order and repair and in accordance with all laws.

It is understood that Landlord does not warrant that any of the services referred to in this Section 7 will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant’s use and possession of the Demised Premises or any part thereof or permit Tenant to abate rent or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease.

8.                                      CARE OF DEMISED PREMISES.  Tenant agrees, on behalf of itself, its employees and agents that it shall:

(a)                                  Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises.

(b)                                 Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) upon reasonable notice (except in the event of emergency), to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers (including, without limitation, their respective appraisers, engineers and inspectors) and, during the six (6) months prior to expiration of the Term, to prospective tenants. Landlord agrees that it shall not unreasonably interfere with the conduct of Tenant’s business operations in the Demised Premises in exercising Landlord’s rights under this subparagraph;

(c)                                  Maintain, repair and replace the interior of the Demised Premises in good order and repair as and when needed, including, without limitation, any heating, ventilating and air conditioning systems installed by Tenant servicing the Demised Premises, and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage-type risks, and commit no waste in the Demised Premises;

(d)                                 Upon the expiration or earlier termination of this Lease, remove Tenant’s goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the Term, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord’s obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

(e)                                  Not place signs on the exterior of the Demised Premises except on doors and then only of a type and with lettering and text approved by Landlord. Notwithstanding the foregoing, Tenant shall be entitled to maintain its existing signs at the Demised Premises, which right shall include the right to replace such signage with similar signage approved by Landlord, which approval shall not be unreasonably withheld.

(f)                                    Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

(g)                                 Not make any alteration of or addition to the Demised Premises which impairs the structural integrity of the Building or adversely affects any heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Demised Premises or any other portion of the Building, in each case without the prior written approval of Landlord;

(h)                                 Not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Demised Premises or any other portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written approval of Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant’s sole cost and expense. At the expiration or earlier termination of this Lease, Tenant shall pay Landlord’s cost of restoring such systems to their condition prior to such replacements, changes or additions; and

(i)                                  Observe the rules and regulations annexed hereto as Exhibit “C,” as Landlord may from time to time amend the same, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

9.                                      SUBLETTING AND ASSIGNING.  Tenant shall not assign, mortgage or encumber this Lease or sublet all or any portion of the Demised Premises, whether voluntarily or by operation of law, without first obtaining Landlord’s prior written consent thereto, which consent shall not be unreasonably be withheld. A transfer or sale by Tenant of a majority of the voting shares, partnership interests or other controlling interests in Tenant shall constitute an assignment of this Lease by Tenant and shall require Landlord’s prior written consent, which consent shall not be unreasonably withheld. If such consent is given, it will not release Tenant from its obligations hereunder and will not be deemed a consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment, in form and substance satisfactory to Landlord, be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. If Landlord consents to any assignment or subletting, Tenant shall pay to Landlord, as additional rent hereunder, 100% of any subrents, other sums or other economic consideration received by Tenant on account of such assignment or subletting (after deducting Tenant’s reasonable costs incurred in connection with such assignment or subletting) which exceed the monthly rent payable by Tenant hereunder. The acceptance of rental from any other person shall not be deemed a waiver by Landlord of any provision hereunder.

10.                               CONDITION TO LEASE.  Tenant acknowledges that as of the date hereof, Landlord has not yet acquired fee simple title to the Property and that this Lease, and all of the terms, provisions and obligations set forth herein, are expressly conditioned upon Landlord acquiring fee simple title to the Property.

11.                               FIRE OR CASUALTY.  In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays, which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises or portions thereof are thereby rendered untenantable, the rent shall proportionately abate. Provided that there are sufficient insurance proceeds available to fully repair such damage, Landlord agrees to repair such damage unless any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage (provided, however, that, Landlord agrees to request that the mortgagee apply such insurance proceeds to the repair of such damage and to use reasonable efforts to cause such insurance proceeds to be so applied, unless such mortgagee shall have succeeded to Landlord’s interest in the Property by foreclosure or otherwise, in which event this parenthetical shall not apply). Landlord shall provide written notice to Tenant within sixty (60) days after Landlord is notified of the casualty as to whether the damage will be repaired in accordance with the foregoing provisions. If Landlord is not required to repair such damage hereunder and Landlord’s notice provides that Landlord will not repair the damage, then either Landlord or Tenant shall have the right to terminate this Lease exercisable by written notice to the other party within thirty (30) days thereafter. In such event the Lease shall terminate as of the date specified in Landlord’s or Tenant’s notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. e. If Landlord is required to repair or rebuild the Demised Premises (specifically excluding, however, Tenant’s furniture, trade fixtures, equipment and personal property, which shall be Tenant’s responsibility) or elects to repair or rebuild in accordance with the last sentence of this Section, and such restoration is not completed within two hundred seventy days following the date of the casualty (subject, however, to delays caused by force majeure), then (unless such casualty shall have been caused by Tenant’s gross negligence or willful misconduct, in which event Tenant shall not have any right to terminate pursuant to this sentence) Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the expiration of such twelve month period. Thereafter, Tenant shall promptly vacate the Demised Premises. Notwithstanding the foregoing, in the event that any casualty shall occur during the final forty-five (45) months of the Term or any renewal thereof and the cost of repairing said damage exceeds $250,000, then Landlord shall have the right to condition its obligation to repair, such damage (subject, nevertheless, to the conditions set forth in the third sentence of this Section 11) on: (i) Tenant waiving its right to terminate the Lease pursuant to Section 38 hereof, and (ii) Tenant extending the term of this Lease so that the remaining term shall be at least five (5) years under the same terms and conditions set forth herein, except that the rental rate for the extended portion of the term shall be the “fair market rent” as determined in accordance with Section 36 hereof.  Tenant shall provide Landlord with written notice as to whether Tenant agrees to waive its right to terminate and to extend the term as aforesaid within 30 days after receipt of Landlord’s notice. If Tenant elects not to waive its right to terminate and to extend the term as aforesaid or fails to so advise Landlord within such thirty (30) day period (in which event Tenant shall be deemed to have elected not to waive its right to terminate and extend the term), then Landlord shall have the right, at its election by providing written notice to Tenant, to terminate this Lease (regardless of whether or not Landlord intends to rebuild) or to continue to recognize the Lease, in which latter event Landlord shall be required to repair or rebuild in accordance with the foregoing provisions of this Section.

12.                               LIABILITY.  Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of (i) the negligence or willful misconduct of Landlord, its building manager, or their officers, employees or agents or (ii) the failure by Landlord to fully perform its obligations under this Lease, provided, however, that Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their negligence or Landlord’s failure to perform its obligations hereunder to the extent Tenant would be covered by insurance that Tenant is required to carry hereunder. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord (including, without limitation, reasonable attorney’s fees) in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant’s use of the Demised Premises, unless due to Landlord’s negligence or willful misconduct or its failure to perform its obligations under this lease.  Landlord shall and does hereby indemnify and hold Tenant harmless of and from all loss or liability incurred by Tenant (including without limitation, reasonable attorneys’ fees) in connection with (i) the negligence or willful misconduct of Landlord or (ii) Landlord’s failure to perform its obligations under this lease.

13.                                 EMINENT DOMAIN.  If (i) the whole or a substantial part of the Building or the Property shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, or (ii) the whole or a substantial part of the Demised Premises shall be taken or condemned for a public or quasi-public use under an statute or by right of eminent domain or private purchase in lieu thereof by any competent authority and the balance of the Demised Premises shall no longer be suitable for Tenant’s use, then this Lease shall terminate effective as of the date that the right to possession shall vest in the condemning authority (as set forth in the original notice of condemnation from the condemning authority) and neither party shall have any further rights liabilities or obligations hereunder accruing from and after the effective date of termination.  Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord.

14.                               INSOLVENCY.  (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant.  Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 15 herein.

15.                               DEFAULT.

(a)                                  If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due and such failure continues for five (5) days after written notice from Landlord (provided that Landlord shall not be required to provide written notice more than two times during any twelve month period), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease and such failure continues for fifteen (15) days after written notice from Landlord (or such longer period as is reasonably required to correct any such non-monetary default, provided Tenant promptly commences and diligently continues to effectuate a cure), or if any of the events specified in Section 14 occur, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

(i)                                     upon three (3) days notice to Tenant, declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

(ii)                                  whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the Term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

(b)                                 For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

(i)                                     all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii)                                  the Annual Base Rent reserved for the then entire unexpired balance of the Term (provided, however, that for purposes of this Section, the Annual Base Rent reserved for the balance of the term shall be calculated as if Tenant had elected to terminate the Lease pursuant to Section 38 hereof effective as of the date which is the later of (A) nine (9) months after the date of default, and (B) the first day of the eighth (8th) lease year, and the applicable Early Termination Fee shall be deemed to be the Annual Base Rent payable for the period commencing on the effective date of termination through the Expiration Date), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord’s election to recover the Accelerated Rent Component; and

(iii)                               Landlord’s good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of Section 4 and Section 5 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

(c)                                  In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

(d)                                 In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and Landlord subsequently relets the Demised Premises, and it shall be determined that a credit is due Tenant because there are net proceeds of reletting (after deducting Landlord’s costs of reletting pursuant to subparagraph (c) as aforesaid), then Landlord shall refund such excess proceeds to Tenant on a monthly basis, without interest (which refund shall in no event exceed the amount of the Accelerated Rent Component paid to Landlord by Tenant) promptly after such determination.

(e)                                  Landlord agrees to use reasonable efforts to relet the Demised Premises subsequent to any termination of the Lease or retaking of possession by Landlord pursuant to the provisions of this Section; provided, however, that the foregoing shall not require Landlord to lease the Demised Premises over other unoccupied space on the Property.

(f)                                    As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord’s election under this subsection (f)) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

(g)                                 Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified by applicable law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(h)                                 If rent or any other sum due from Tenant to Landlord shall be overdue for more than five (5) days after the due date therefor, it shall thereafter bear interest at the rate of twelve percent (12%) per annum (or, if lower, the highest legal rate) until paid.

16.                               SUBORDINATION.  This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter encumber the Building and/or the Property and to all renewals, modifications, consolidations, replacements and extensions thereof., provided that the holder of any such mortgage shall have provided to Tenant a nondisturbance agreement which shall provide, inter alia, that (a) Tenant’s rights under this Lease shall not be extinguished by any foreclosure or other enforcement proceedings so long as Tenant is not in default under this Lease (b) subject to the foregoing, the Tenant’s rights under this Lease are subordinate to the rights of the holder of such mortgagee, and (c) Tenant shall attorn to the holder of such mortgage. Tenant shall execute, within five (5) days after request, any certificate that Landlord may reasonably require acknowledging such subordination provided the same incorporates the foregoing provisions. If Landlord has attached to this Lease, or subsequently delivers to Tenant, a form of subordination agreement (which includes the foregoing provisions) required by Landlord’s lender, Tenant shall execute and return the same to Landlord within five (5) days after receipt thereof by Tenant.

17.                               NOTICES.  All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Tenant or sent by registered, certified mail or a nationally recognized overnight delivery service addressed to Tenant at the Building, or to such other place designated by Tenant in writing to Landlord, and the time of the giving of such notice or communication. Any notice by Tenant to Landlord must be served by registered or certified mail or a nationally recognized overnight delivery service, addressed to Landlord at Landlord’s notice address set forth in Section 7 of the Fundamental Lease Provisions, and copies of the same shall also be sent to the Property Manager. All notices and demands shall be deemed given or served upon the date of receipt, if delivered personally, or three (3) business days after the date deposited with the United States Postal Service, or one (1) business day delivered after the date delivered to the overnight delivery service.

18.                               HOLDING-OVER.  Should Tenant continue to occupy the Demised Premises after the expiration of the Term, including any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord’s rights or remedies therefor) be one at sufferance at a minimum monthly rental equal to twice the rent payable for the last month of the Term.

19.                               MISCELLANEOUS.

(a)                                  Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than Tenant’s Broker set forth in Section 13 of the Fundamental Lease Provisions, and Tenant agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt.

(b)                                 The word “Tenant” as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

(c)                                  The term “Landlord” as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except tenants of the Building) to possession of the entire Building. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant’s security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any payment by Tenant of rent in advance in excess of one (1) month’s rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, shareholders or trustees, or any of their respective partners, shareholders or trustees, and any liability for damage or breach or nonperformance by Landlord, or for Landlord’s negligence, shall be collectible only out of Landlord’s interest in the Building (or to the extent of any sales proceeds received by Landlord on account of the sale of the Property so long as such breach by Landlord accrued prior to the date of the transfer of Landlord’s interest in the Property and Tenant shall have provided written notice thereof to Landlord prior to the transfer of Landlord’s interest in the Property, time being of the essence) and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners, shareholders or trustees or any of its or their partners, shareholders, trustees, officers, agents, employees, legal representatives, successors or assigns, if any; all such liability, if any, being expressly waived and released by Tenant.

(d)                                 Time is of the essence of this Lease and all of its provisions

(e)                                  If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of causes beyond Landlord’s control, the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

20.                               CONDITION OF DEMISED PREMISES.  Tenant acknowledges that Tenant is currently occupying the Demised Premises and accepts the Demised Premises in its “AS IS” condition.  Landlord shall not be obligated to make any improvements to the Demised Premises to prepare the same for Tenant’s occupancy. Landlord represents that, to Landlord’s actual knowledge: (a) except as disclosed in that certain Phase I Environmental Site Assessment dated September, 1998 prepared by RT Environmental Services, Inc. for Tenant’s affiliate, Preferred Real Estate Investments, Inc. (the “Environmental Report”), Landlord is not aware of the presence or release of hazardous materials or substances in, at or under the Property in violation of any Environmental Statute, (b) the Property is not in violation of any applicable laws or ordinances, and (c) the Building does not contain any structural defects.  Notwithstanding the foregoing, Landlord shall have no liability hereunder on account of any conditions or violations caused by Tenant or as to which Tenant has actual knowledge as of the date hereof. Tenant expressly acknowledges that Tenant is aware that the Property is the subject of ongoing environmental remediation pursuant to a remediation agreement between General Sullivan Group, Inc. and the New Jersey Department of Environmental Protection, as more fully described in the Environmental Report. Except as expressly set forth herein, Landlord makes no representations or warranties as to the condition of the Demised Premises.

21.                               WAIVER OF SUBROGATION.  Each party hereto hereby waives any and every claim which arises or which may arise in its favor against the other party hereto during the Term, including any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is covered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

22.                               RENT TAX.  If, during the Term, including any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

23.                               PRIOR AGREEMENT, AMENDMENTS.  Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant’s rights or obligation hereunder.

24.                               CAPTIONS.  The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

25.                               MECHANIC’S LIEN.  Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic’s lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant’s behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

26.                               RIGHT TO CURE.  Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney’s fees incurred) shall be deemed additional rent payable upon demand. If Landlord shall, following the giving of written notice and the expiration of a reasonable period for cure, fail to perform any one or more of its obligations under this Lease, Tenant may (but shall not be obligated), on five (5) days additional notice (except that no additional notice need be given in the event of emergency) to Landlord, take all reasonable action as may be necessary to correct or cure the failure of performance by Landlord, and Tenant’s reasonable out-of-pocket expenditures in so doing shall be payable from Landlord to Tenant.

27.                               INSURANCE.  Tenant shall at all times during the Term, including any renewal or extension thereof, maintain in full force and effect with respect to the Demised Premises and Tenant’s use thereof, (i) comprehensive public liability insurance, covering injury to person and property in amounts at least equal to Five Million Dollars ($5,000,000) per occurrence and annual aggregate limit for bodily injury and One Million Dollars ($1,000,000) per occurrence and annual aggregate limit for property damage, with increases in such limits as Landlord may from time to time reasonably request (“Liability Insurance”), and (ii) all-risk or fire and extended coverage insurance upon Tenant’s personal property and leasehold improvements in the Demised Premises for the full replacement value of such personal property and leasehold improvements. Such Liability Insurance policies shall name Landlord and at Landlord’s request any mortgagee of all or any portion of the Property as additional insureds. Tenant shall lodge with Landlord duplicate originals or certificates of such Liability Insurance at or prior to the Commencement Date, together with evidence of paid-up premiums, and shall lodge with

Landlord renewals thereof at least fifteen (15) days prior to expiration. All such policies or certificates shall provide that such Liability Insurance coverage may not be cancelled or materially amended unless Landlord and any mortgagee designated by Landlord as aforesaid are given at least thirty (30) days prior written notice of the same.

28.                               ESTOPPEL STATEMENT.  Tenant shall from time to time, within five (5) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant’s knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified), and such other information reasonably requested by Landlord.

29.                               ENVIRONMENTAL MATTERS.

(a)                                  Tenant shall conduct, and cause to be conducted, all operations and activity at the Demised Premises in compliance with, and shall in all other respects applicable to the Demised Premises comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter collectively called “Environmental Statutes”) including, without limitation, (i) those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, below or above the surface of the ground and (iii) those concerning conditions in, at or outside the Building.

(b)                                 Tenant, in a timely manner, shall obtain and maintain in full force and effect all permits, licenses and approvals, and shall make and file all notifications and registrations as required by Environmental Statutes. Tenant shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations.

(c)                                  Tenant shall provide to Landlord copies of the following, forthwith after each shall have been submitted, prepared or received by Tenant or any occupant of the Demised Premises: (i) all applications and associated materials submitted to any governmental agency relating to any Environmental Statute; (ii) all notifications, registrations, reports and other documents, and supporting information, prepared, submitted or maintained in connection with any Environmental Statute; (iii) all permits, licenses, approvals, and amendments or modifications thereof, obtained under any Environmental Statute; and (v) any correspondence, notice of violation, summons, order, complaint, or other document received by Tenant or any occupant of the Demised Premises pertaining to compliance with or liability under any Environmental Statute.

(d)                                 Tenant shall not cause or suffer or permit to occur in, on or under the Demised Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances, hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) or any other material, substance, liquid, effluent or product now or hereafter regulated by any Environmental Statute (all of the foregoing herein collectively called “Hazardous Substances”), except that materials (other than asbestos or polychlorinated biphenyls), that are or contain hazardous substances may be used, generated, handled or stored on the Demised Premises, provided such is incident to and reasonably necessary for the operation of Tenant’s business within the Demised Premises and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should any release of any hazardous substance occur at the Demised Premises in violation of any Environmental Statute, Tenant shall immediately contain, remove and dispose of, such hazardous substances and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release as required by all applicable Environmental Statutes. When conducting any such measures the Tenant shall comply with all Environmental Statutes.

(e)                                  Tenant hereby agrees to indemnify and to hold harmless Landlord of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant’s breach of any of the provisions of this Section, including, but not limited to, (i) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any hazardous substance or waste at or from the Demised Premises, (iii) any and all costs for which Landlord may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a hazardous substance or waste at or from the Demised Premises, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Article, and (v) any and all legal fees and costs incurred by Landlord in connection with any of the foregoing, which indemnity shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant’s indemnification obligations under this Section shall not apply in respect of any release of Hazardous Substances or violation of Environmental Statutes caused by parties other than Tenant, its agents, employees, invitees or licensees.

(f)                                    Landlord hereby agrees to indemnify and hold harmless Tenant of from and against any and all expense, loss or liability suffered by Tenant on account of any release of Hazardous Substances or violation of Environmental Statutes caused by Landlord, its agents, or employees Notwithstanding the foregoing, Landlord’s indemnification obligations under this Section shall not apply in respect of any release of Hazardous Substances or violation of Environmental Statutes caused by other parties (including, without limitation, other tenants of the Building) other than Landlord, its agents or employees.

30.                               DELIVERY FOR EXAMINATION.  DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.

31.                               SECURITY INTEREST.  INTENTIONALLY OMITTED.

32.                               FINANCIAL STATEMENTS.  If requested by Landlord’s lender (but no more than twice during any twelve month period) Tenant shall provide to Landlord’s lender within five days of written notice from Landlord a copy of Tenant’s and Guarantor’s (if any) complete annual financial statements for the most recently completed fiscal year.

33.                               QUIET ENJOYMENT.  Tenant, upon paying the rent, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

34.                               SEVERABILITY.  If any provision contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to the persons or circumstances, if any, other than those as to which it is invalid or unenforceable) shall not be affected thereby, and each and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.                               GOVERNING LAW.  This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located.

36.                               RENEWAL OPTIONS.  Tenant shall have the option to extend the Term for one (1) extension period (the “Extension Period”) of five (5) years, upon the following terms and conditions:

(a)                                  The Extension Period shall be for a five (5) year period commencing on the day immediately following the expiration date of the initial Term of this Lease and expiring at midnight on the day immediately preceding the fifth (5th) anniversary thereof.

(b)                                 Tenant must exercise the Extension Period, if at all, upon at least nine (9) months’ written notice to Landlord prior to the expiration date of the initial Term of this Lease, time being of the essence.

(c)                                  The Extension Period shall be on the same terms and conditions contained in this Lease, except that (i) the Annual Base Rent shall be the “Fair Market Rent” (as hereinafter defined) of the Demised Premises for the Extension Period, and (ii) Tenant shall receive no inducements, allowances or periods of rent abatement with respect to such Extension Period, and (iii) the provisions of Section 38 shall no longer apply.

(d)                                 As used herein, the term “Fair Market Rent” shall mean and equal the product of (i) the rentable area then included in the Demised Premises and (ii) the market rental (expressed in dollars per square foot) for comparable space, and for a comparable term, in the Building and in other comparable buildings in the West Trenton, New Jersey market as determined by Landlord in Landlord’s reasonable judgment (subject to subparagraphs (i) – (iii) below, taking into account the size and location of the Demised Premises in the Building.

(i)                                     At Tenant’s request, such request to be given in writing and no later than twelve (12) months prior to the Expiration Date, Landlord shall confer with Tenant as to Landlord’s proposed “Fair Market Rent” for the Demised Premises and shall in any event, within fifteen (15) days thereafter, notify Tenant in writing (“Landlord’s Notice”) of such proposed rental rate. Tenant shall thereupon have the following options: (i) to accept such proposed “Fair Market” rental rate and exercise its renewal option not later than the date set forth in subparagraph (b) above, (ii) to decline to exercise its renewal option, or (iii) to notify Landlord in writing that Tenant objects to the proposed rental rate, which notification must be given within fifteen (15) days after Tenant’s receipt of Landlord’s Notice. If Tenant objects to Landlord’s proposed “Fair Market Rent” in accordance with clause (iii) above, Landlord and Tenant shall attempt to negotiate a mutually acceptable rental rate within ten (10) days following notification by Tenant, and if such negotiations have not been concluded within such ten (10) day period, either party may require determination of the Fair Market Rent for the Extension Period by giving written notice to the other no later than five days after the expiration of such 10-day period, which notice shall designate a real estate broker selected by the initiating party experienced in office and warehouse leasing in the West Trenton, New Jersey area. Within five (5) business days after receipt of such notice, the other party to this Lease shall select a real estate broker meeting the aforesaid requirements and give written notice of such selection to the initiating party. If the two real estate brokers fail to agree upon the Fair Market Rent within ten days after selection of the second broker, the two brokers shall select a third broker experienced in office and warehouse leasing in West Trenton, New Jersey. Each of the three brokers shall determine the Fair Market Rent within ten (10) days after the appointment of the third broker. The Fair Market Rent applicable to the Extension Term shall equal the arithmetic average of such three determinations; provided, however, that if one broker’s determination deviates more than five percent (5%) from the median of the three determinations, the Fair Market Rent shall be an amount equal to the average of the other two determinations. The determination of Fair Market Rent shall be final, binding and conclusive on Landlord and Tenant. Upon receipt of any such determination, Tenant shall have the right, but shall not be obligated, for a period of ten (10) days, to exercise the Extension Period at the Fair Market Rent so determined. If Tenant does not so exercise its right within such ten (10) day period, then, notwithstanding anything herein to the contrary, such right shall be extinguished absolutely and Tenant shall have no further right to extend the Term pursuant to this Section 36.

(ii)                                  Landlord shall pay the costs and fees of Landlord’s broker in connection with any determination hereunder, and Tenant shall pay the costs of Tenant’s broker in connection with such determination. The costs and fees of any third-party broker selected pursuant to subparagraph (I) above shall be paid one-half by Landlord and one-half by Tenant.

(iii)                               Tenant acknowledges that time is of the essence with respect to the provisions of this Section 36. By way of example and not by limitation, if Tenant fails to timely (a) request Landlord’s determination of the Fair Market Rent, (b) object to Landlord’s determination of Fair Market Rent, or (c) require a determination of Fair Market Rent, each within the time periods set forth above, then the Fair Market Rent for the Extension Period shall be determined by Landlord in accordance with the first sentence of subparagraph (d) above.

(e)                                  Except for the Extension Period set forth above, there shall be no further privilege of renewal.

37.                               LANDLORD’S RECAPTURE.

(a)                                  Provided that Tenant is not in default of its obligations hereunder, on or prior to the expiration of the first lease year Landlord shall recapture that portion of the Demised Premises consisting of approximately 2,500 square feet and designated as the “First Recapture Space” on Exhibit “A” attached hereto. Landlord shall notify Tenant in writing at least thirty (30)

days prior to the date upon which Landlord intends to recapture the First Recapture Space (the “First Recapture Date”). Effective as of the First Recapture Date, this Lease and Tenant’s right to possession shall terminate with respect to the First Recapture Space only, and Tenant shall vacate the First Recapture Space on or before the First Recapture Date. If Tenant fails to vacate the First Recapture Space on or before the First Recapture Date, Tenant shall be deemed a holdover tenant with respect to the First Recapture Space and be subject to the provisions of Section 18 hereof with respect thereto. Upon the later of (i) the First Recapture Date, or (ii) the date that Tenant vacates the First Recapture Space, the Annual Base Rent, Tenant’s GLA and Tenant’s Fraction shall be proportionately reduced.

(b)                                 provided that Tenant is not in default, on or prior to the expiration of the second lease year Landlord shall recapture that portion of the Demised Premises consisting of approximately 2,500 square feet and designated as the “Second Recapture Space” on Exhibit “A” attached hereto. Landlord shall notify Tenant in writing at lease thirty (30) days prior to the date upon which Landlord intends to recapture the Second Recapture Space (the “Second Recapture Date”). Effective as of the Second Recapture Date, this Lease and Tenant’s right to possession shall terminate with respect to the Second Recapture Space only, and Tenant shall vacate the Second Recapture Space on or before the Second Recapture Date. If Tenant fails to vacate the Second Recapture Space on or before the Second Recapture Date, Tenant shall be deemed a holdover tenant with respect to the Second Recapture Space and be subject to the provisions of Section 18 hereof with respect thereto. Upon the later of (i) the Second Recapture Date, or (ii) the date that Tenant vacates the Second Recapture Space, the Annual Base Rent, Tenant’s GLA and Tenant’s Fraction shall be proportionately reduced.

38.                               EARLY TERMINATION. Tenant shall have the right to terminate this Lease at any time after the expiration of the seventh (7th) lease year of the Term and prior to the expiration of the initial term (but not during any Extension Period) provided: (a) Tenant shall have delivered written notice (“Tenant’s Termination Notice”) to Landlord not more than 270 days and not less than 180 days prior to the effective date of termination (the “Early Termination Date”), time being of the essence, and (b) Tenant shall have (i) paid to Landlord by cash or certified check, at the time Tenant delivers Tenant’s Termination Notice, a termination fee (the “Termination Fee”) equal to the product obtained by multiplying (A) two-thirds (2/3) by (B) the Annual Base Rent which otherwise would have been payable by Tenant during the balance of the Term subsequent to the Early Termination Date (at the rental rate set forth in Section 10 of the Fundamental Lease Provisions), or (ii) delivered to Landlord, at the time Tenant delivers Tenant’s Termination Notice, an unconditional and irrevocable letter of credit in the amount of the Termination Fee, which letter of credit shall be in all respects satisfactory to Landlord, in its reasonable judgment. In the event that Tenant pays the Termination Fee to Landlord by cash or certified check, Landlord shall deposit the Termination Fee in an interest-bearing account and on the Early Termination Date, provided that tenant is not in default beyond the expiration of all applicable notice and cure periods hereunder, Landlord shall pay to Tenant all interest earned thereon from the date of deposit through the Early Termination Date By way of example, the Early Termination Date is the first day of the eighth (8th) lease year (i.e., with 36 months remaining on the initial lease term), the Early Termination Fee shall equal twenty-four (24) months’ Base Rent. If the Early Termination Date is the first day of the ninth (9th) lease year (i.e., with 24 months remaining on the initial lease term), the Early Termination Fee shall equal sixteen (16) months’ Base Rent. Tenant acknowledges that the Early Termination Fee is separate and independent consideration for Tenant’s’ right to terminate the Lease in accordance with the provisions of this Section 38 and, as such, will not be applied against the rent payable by Tenant hereunder for the period from and after the date of Tenant’s Termination Notice through the Early Termination Date. This Lease shall terminate on the Early Termination

Date and neither party shall have any further rights, liabilities or obligations hereunder (provided, however, that nothing herein shall relieve any party from performing any outstanding obligations which accrued prior to the Early Termination Date).

39.                               TENANT INDUCEMENT. As an inducement for Tenant to enter into this Lease, provided that the Commencement Date shall have occurred and Tenant shall have commenced paying rent hereunder, Landlord shall pay to Tenant on the Commencement Date a one-time payment equal to the sum of One Hundred Thousand Dollars ($100,000.00) (the “Tenant Inducement Payment”). Notwithstanding the foregoing, in the event that Tenant shall default in the performance of any its obligations hereunder during the first lease year and such default shall result in the termination of the Lease pursuant to Section 15 hereof, the Tenant Inducement Payment shall be recoverable by Landlord and, in such event, the same shall become immediately due and payable to Landlord as additional rent hereunder.

40.                               TERMINATION OF EXISTING LEASE. Effective as of the Commencement Date, that certain Lease (the “Existing Lease”) dated July 11, 1995 by and between General Sullivan Group, Inc. (to be assigned to Landlord at closing) and Tenant is hereby terminated and shall be of no further force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:

ROBEAR WEST TRENTON ASSOCIATES, L.P.

BY:	ROBEAR ASSOCIATES, INC.

BY:

	DATE:	/ /

TENANT:

ROLLER BEARING COMPANY OF AMERICA, INC.

BY:	/s/ [ILLEGIBLE]

	DATE:	2/10/99

EXHIBIT “A”

DEMISED PREMISES

LEASE AREA PLAN ROLLER BEARING SECOND FLOOR GENERAL SULLIVAN GROUP WEST TRENTON, NEW JERSEY

LEASE AREA PLAN ROLLER BEARING GROUND FLOOR GENERAL SULLIVAN GROUP WEST TRENTON, NEW JERSEY

EXHIBIT “B”

INTENTIONALLY OMITTED

EXHIBIT “C”

BUILDING RULES AND REGULATIONS

1.                                       The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. The Tenant shall pay any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, its agents or employees.

2.                                       Each Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3.                                       No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant’s lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. Landlord will provide a directory in a conspicuous place, with the names of tenants, Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

4.                                       No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

5.                                       The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant’s lease.

6.                                       No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

7.                                       The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

8.                                       No person shall disturb the occupants of the Building by the use of any musical instruments; the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

9.                                       No bicycles or similar vehicles will be allowed in the Building.

10.                                 Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

11.                                 Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

12.                                 If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

13.                                 If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

14.                                 No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

15.                                 No tenant shall store anything outside the Building or in any common areas in the Building.

Exhibit “D”

COMMENCEMENT DATE AGREEMENT

THIS AGREEMENT, made as of this 10 day of February, 1999, between ROBEAR ASSOCIATES, L.P. (herein called “Landlord”) and ROLLER BEARING COMPANY OF AMERICA, INC. (herein collectively called “Tenant”).

W I T N E S S E T H:

WHEREAS, by that certain lease dated                                        , 1998 (herein called the “Lease”), Landlord leased to Tenant certain premises (the “Premises”) located in the Township of                          ,                             County, Pennsylvania; and

WHEREAS, Tenant is in possession of the Premises and the term of the Lease has commenced; and

WHEREAS, Landlord and Tenant agreed to enter into an agreement setting forth certain information in respect of the Premises and the Lease;

NOW, THEREFORE, Landlord and Tenant agree as follows:

The term of the Lease commenced on, and the Commencement Date (as such term is defined in the Lease) was,                   , 19     and the term of the Lease shall expire on                                   , unless the Tenant exercises the option referred to in Paragraph 2 below.

The Tenant has the right to extend the term of the Lease for one (1) five-year period, as described and on the terms set forth in Section 2 of the Lease. If Tenant properly exercises such option, such option term shall commence on                   , and shall expire on         ,           .

Landlord has measured the size of the Premises and has determined that the same contains                 square feet. Accordingly, the minimum rent payable during the term is as follows, and Tenant’s proportionate share for the purpose of determining Tenant’s share of operating expenses, real estate taxes and any other item for which Tenant is responsible to reimburse Landlord for a pro rata share is          %:

Year/Period	Annual Rent	Monthly Installment	Rent/Sq.Ft.